June 21, 2006

Re: January 2006 Convertible Debenture and Warrant Financing

Ladies and Gentlemen:

This letter has been prepared in connection with the transactions contemplated by the Securities Purchase Agreement dated the date hereof (the "June Securities Purchase Agreement") by and among Maverick Oil and Gas, Inc. (the "Company"), and the Investors to confirm certain matters relating to the Securities Purchase Agreement dated as of January 5, 2006 (the "January Securities Purchase Agreement") by and among the Company and the Investors and the Transaction Documents referred to in the January Securities Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the January Securities Purchase Agreement.

Intending to be legally bound, you have agreed with the Company as follows:

1.         You represent that you hold all right, title, and interest in, to, and under the Debentures and Warrants you purchased pursuant to the January Securities Purchase Agreement and that you have not transferred any of its rights thereunder.

2.         You irrevocably waive, and irrevocably release the Company from, any and all claims you have had, now have, or may hereafter have under the Transaction Documents or otherwise relating to the use of the proceeds from the Securities issued pursuant to the January Securities Purchase Agreement. You acknowledge that this waiver and release has been requested by the Company only because one of the Investors has asserted a claim relating to the Company's use of such proceeds and that the Company has disputed that any action or omission on its part relating to the use of such proceeds has breached any provision of the Transaction Documents.

3.         You agree that the Company shall be deemed for all purposes of the Transaction Documents (including, without limitation, for the purpose of the definition of "Equity Conditions" set forth in the Debentures) to have complied with the covenants of the Transaction Documents relating to the use of proceeds from the Securities issued pursuant to the January Securities Purchase Agreement, including, without limitation, the

888 East Las Olas Blvd., Suite 400; Fort Lauderdale, FL 33301

Tel: 954-463-5707; Fax: 954-463-6260

covenants set forth in Section 15(f) of the Debentures and Section 4(d) of the January Securities Purchase Agreement.

4.         You irrevocably grant all consents and waivers under the Transaction Documents necessary for the consummation of the transactions contemplated by the June Securities Purchase Agreement and the securities issued pursuant to the June Securities Purchase Agreement, including, without limitation, the payment of all amounts required or permitted to be made, and the taking of all other actions required or permitted to be taken, by the Company with respect to such securities.

5.         You agree that no adjustment to the Conversion Price or Conversion Rate (as those terms are defined in the Debentures) contained in the Debentures will result from the transactions contemplated by the June Securities Purchase Agreement (such transactions, the "June Transactions").

6.         You irrevocably grant all consents and waivers under the Transaction Documents necessary for the issuance of the shares of Common Stock and warrants identified in Schedule 3(r) of the Disclosure Schedules to the June Securities Purchase Agreement.

7.         To obtain the full benefit of the provisions of the June Securities Purchase Agreement, you agree that:

(a)        The indebtedness and liens permitted by Sections 15(b)(iii) and (iv) and 15(c) of the Secured Convertible Debentures issued pursuant to the June Securities Purchase Agreement shall be permitted under the terms of the January Securities Purchase Agreement, notwithstanding the absence of an express provision permitting such indebtedness and liens.

(b)       The Barnett Shale Property Sale (as that term is defined in the Secured Convertible Debentures issued pursuant to the June Securities Purchase Agreement) permitted by Section 15(e)(ii) of the Secured Convertible Debentures issued pursuant to the June Securities Purchase Agreement shall be permitted under the terms of the Debentures on the same terms and conditions as set forth in Secured Convertible Debentures issued pursuant to the June Securities Purchase Agreement, notwithstanding the absence of an express provision in the Debentures permitting such a sale and the proceeds of any such sale shall be applied in the manner set forth in the Secured Convertible Debentures issued pursuant to the June Securities Purchase Agreement. You consent to the redemption of the Debentures with the proceeds of the Barnett Shale Property Sale or with any payments required to be applied to the Debentures by the terms of the Secured Convertible Debentures issued pursuant to the June Securities Purchase Agreement, to the extent so required by the terms of the Secured Convertible Debentures issued pursuant to the June Securities Purchase Agreement.

(c)       Any Event of Default under the Debentures that would not be an Event of Default (as that term is defined in the Secured Convertible Debentures issued pursuant to the June Securities Purchase Agreement) will not be an Event of Default under the Debentures.

888 East Las Olas Blvd., Suite 400; Fort Lauderdale, FL 33301

Tel: 954-463-5707; Fax: 954-463-6260

In response to your question with respect to the application of the 25% limitation set forth in Section 1(g)(i) of each Warrant, the Company agrees that that limitation is a cumulative (and not a per exercise) limitation.

As a result of the issuance of the warrants pursuant the June Securities Purchase Agreement and the anti-dilution adjustment provisions of the Warrants, the exercise price of the Warrants has been reduced to $0.93676 and an additional 9,241,334 Warrant Shares in the aggregate are issuable pursuant to the Warrants (the "Additional Warrant Shares") The Company and you have agreed that the Company will register the resale of the Additional Warrant Shares at the same time it registers the resale of the shares of Common Stock issuable upon conversion or exercise of the securities issued to you pursuant to the June Securities Purchase Agreement. Such registration of the resale of the Additional Warrant Shares may be accomplished by including the Additional Warrant Shares in a prospectus filed pursuant to Securities Act Rule 429 (combining the Additional Warrant Shares with the shares of Common Stock issuable upon conversion or exercise of the securities issued to you pursuant to the June Securities Purchase Agreement.) prior to the effectiveness of the Registration Statement or using such other process as the Company and the Investors agree at the time of the filing of the registration statement required by the Registration Rights Agreement dated the date hereof. The Investors waive any Registration Delay Penalties (as that term is defined in the Registration Rights Agreement dated January 5, 2006) associated with the registration of the Additional Warrant Shares pursuant to the provisions of this paragraph

The Company further agrees that it will use its best efforts to (i) amend its Articles of Incorporation at its next annual meeting of stockholders (and to promptly hold an additional meeting or meetings of stockholders to the extent necessary to approve such amendment) to increase the Company’s authorized shares of Common Stock by an amount no less than the amount that would allow the issuance of 130% of (a) all of the Interest Shares issuable pursuant to the terms of the Debentures, (b) all of the shares of Common Stock issuable upon conversion of all of the Debentures and (c) all of the shares of Common Stock issuable upon exercise of the Warrants and (ii) register the resale of all of the shares referenced in (i) above pursuant to the Combined Registration Statement as soon as possible after such amendment. If, despite the Company's best efforts, the stockholder approval is not obtained on or prior to the annual meeting, the Company shall cause an additional stockholder meeting to be held every two (3) months thereafter until such stockholder Approval is obtained, or the Notes are no longer outstanding.

If the foregoing correctly evidences our agreement, please so acknowledge by signing the enclosed copy of this letter in the space provided below and returning it to me.

888 East Las Olas Blvd., Suite 400; Fort Lauderdale, FL 33301

Tel: 954-463-5707; Fax: 954-463-6260

Very truly yours,

MAVERICK OIL AND GAS, INC.

By: __________________________
V. Ray Harlow
Chief Executive Officer

ACKNOWLEDGED AND AGREED:

By: ______________________________

Name:
Title:

888 East Las Olas Blvd., Suite 400; Fort Lauderdale, FL 33301

Tel: 954-463-5707; Fax: 954-463-6260